Exhibit 99.1
Lennox International Reports Strong Second Quarter Revenue and Profit Growth and Raises 2010 Guidance
•	Revenue up 11% with strong growth in all business segments in the quarter

•	Adjusted EPS from continuing operations of $0.97, up 45%

•	GAAP EPS from continuing operations of $0.86, up 37%

•	Repurchased $60 million of stock in the quarter

•	Raising 2010 revenue growth guidance range by 1 point to 5-8%; at constant currency, raising revenue growth guidance range by 2 points to 4-7%

•	Raising 2010 adjusted EPS from continuing operations guidance from $1.90-$2.30 to $2.20-$2.45
DALLAS, July 27 — Lennox International Inc. (NYSE: LII) today reported financial results for the second quarter of 2010.
Revenue for the second quarter was $872 million, up 11% from the prior-year quarter. Foreign exchange had a positive impact of 1 point on revenue growth. Diluted earnings per share from continuing operations on an adjusted basis was $0.97, up 45% from $0.67 in the second quarter a year ago. Diluted earnings per share from continuing operations on a GAAP basis was $0.86, up 37% from $0.63 in the year-ago quarter.
“All business segments realized strong revenue and profit growth in the second quarter on solid operational execution and improved end market conditions from a year ago,” said Todd Bluedorn, Chief Executive Officer. “The success of our new products and productivity initiatives across our businesses helped drive total segment profit margin up 220 basis points to 10.1%, a record second quarter margin for the company. Looking ahead, we are encouraged by the improved end market conditions we have seen. However, we remain mindful of global economic uncertainties and commodities have become a strong year-over-year headwind for us in the second half. Overall for the full year, we are raising our revenue growth guidance to 5-8% and raising our adjusted EPS from continuing operations growth guidance to 24-38% over last year.”

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the second quarter was $872 million, up 11% from the prior-year quarter. Foreign exchange had a positive impact of 1 point. Volume and price/mix were both higher from the year-ago quarter.
Gross Profit: Gross profit for the second quarter was $265 million, up 16% from $227 million in the year-ago quarter. Gross margin was 30.4% compared to 29.0% in the year-ago quarter, up 140 basis points. Gross margin benefited primarily from productivity initiatives and lower component costs. The annual adjustment for warranty was favorable by $6 million in the second quarter of 2010, which compares to a favorable adjustment of $10 million in the second quarter a year ago.
Income from Continuing Operations: Adjusted income from continuing operations in the second quarter was $54.7 million, or $0.97 diluted earnings per share, compared to adjusted income from continuing operations of $38.0 million, or $0.67 diluted earnings per share, in the second quarter a year ago. Adjusted income from continuing operations for the second quarter of 2010 excludes a $2.1 million after-tax charge for restructuring activities, a $2.9 million after-tax special legal contingency charge, and $1.0 million after-tax for the net change in unrealized losses on open future contracts and other items.
On a GAAP basis, income from continuing operations for the second quarter was $48.7 million, or $0.86 diluted earnings per share, compared to $35.9 million income from continuing operations, or $0.63 diluted earnings per share in the prior-year quarter.
In the second quarter, the company had a loss from discontinued operations of $0.4 million after-tax related to previously announced plans to exit the business of certain Service Experts service centers.
Free Cash Flow and Total Debt: Net cash provided by operations in the second quarter was $14 million, compared to $66 million in the prior-year quarter. The company invested $9 million in capital assets in the second quarter. Free cash flow was $5 million, compared to $55 million in the year-ago quarter. Total debt at the end of the second quarter was $356 million following the company’s completion of a 7-year $200 million senior notes offering at 4.9%. The company repurchased $60 million of stock in the second quarter and has repurchased approximately $95 million through the first half of 2010. At the end of the second quarter, total cash and cash equivalents were $62 million.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
Second quarter 2010 revenue in the Residential Heating & Cooling business segment was $413 million, up 9% from $379 million in the year-ago quarter. Foreign exchange had a positive 1 point impact on revenue growth. Segment profit was $52 million, up 34% from $39 million in the year-ago quarter. Segment profit margin was 12.7%, up 230 basis points from 10.4% in the second quarter a year ago. Results were impacted by higher volume, savings from productivity initiatives, and lower component costs, with offsets from lower price/mix, product launch expenses, and a lower favorable warranty adjustment than in the prior-year quarter.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $176 million, up 8% from $163 million in the year-ago quarter. Foreign exchange had a negative 1 point impact on revenue growth. Total segment profit was $28 million, up 44% from $19 million in the year-ago quarter. Segment profit margin was 15.8%, up 390 basis points from 11.9% in the second quarter a year ago. Results were impacted by higher volume, higher price/mix, savings from productivity initiatives, and lower component costs.
Service Experts
Revenue in the Service Experts business segment was $168 million in the second quarter, up 14% from $147 million in the year-ago quarter. Foreign exchange had a positive 2 point impact on revenue growth. Segment profit was $13 million, up 45% from $9 million in the second quarter a year ago. Segment profit margin was 7.6%, up 160 basis points from 6.0% in the year-ago quarter. Results were impacted primarily by higher volume and favorable price/mix.
Refrigeration
Revenue in the Refrigeration business segment was $140 million in the second quarter, up 14% from $122 million in the year-ago quarter. Foreign exchange had a positive 4 point impact on revenue growth. Segment profit was $15 million, up 59% from $10 million in the second quarter a year ago. Segment profit margin was 10.9%, up 300 basis points from 7.9% in the year-ago quarter. Results were impacted by higher volume, higher price/mix, and savings from productivity initiatives.

FULL-YEAR OUTLOOK
The company is raising its 2010 guidance ranges for revenue growth and EPS from continuing operations.
•	Raising 2010 revenue guidance from up 4-7%, including 2 points of positive foreign exchange impact, to up 5-8%, including 1 point of positive foreign exchange impact. At constant currency, 2010 revenue growth guidance increases from up 2-5% to up 4-7%.

•	Raising 2010 adjusted EPS from continuing operations guidance from $1.90-$2.30 to a range of $2.20-$2.45.

•	Raising 2010 GAAP EPS from continuing operations guidance from $1.77-$2.17 to a range of $1.98-$2.23.

•	Maintaining guidance for commodity costs headwind of $20-$25 million in the second half of 2010.

•	Reiterating tax rate guidance of 35-36% for 2010.

•	Lowering capital expenditure guidance from approximately $75 million to approximately $65 million for 2010.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s second quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-234-9960 at least 10 minutes prior to the scheduled start time and use reservation number 164086. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on July 27 through August 2, 2010, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 164086. This call will also be archived on the company’s web site.
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2010, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
NET SALES	$872.1	$784.0	1,516.2	$1,364.5
COST OF GOODS SOLD	607.4	556.5	1,077.1	999.3

Gross profit	264.7	227.5	439.1	365.2
OPERATING EXPENSES:
Selling, general and administrative expenses	180.5	164.3	349.6	319.3
Losses (gains) and other expenses, net	5.8	0.7	5.5	(0.2)
Restructuring charges	3.2	4.7	10.3	15.9
Income from equity method investments	(4.1)	(1.8)	(6.1)	(3.2)

Operational income from continuing operations	79.3	59.6	79.8	33.4
INTEREST EXPENSE, net	3.1	2.0	5.6	3.9
OTHER EXPENSE, net	0.1	0.1	0.1	0.1

Income from continuing operations before income taxes	76.1	57.5	74.1	29.4
PROVISION FOR INCOME TAXES	27.4	21.6	26.7	11.2

Income from continuing operations	$48.7	$35.9	$47.4	$18.2
DISCONTINUED OPERATIONS:
Loss from discontinued operations	0.4	6.8	0.8	7.4
Income tax benefit	—	(2.6)	(0.1)	(2.8)

Loss from discontinued operations	0.4	4.2	0.7	4.6

Net income	$48.3	$31.7	$46.7	$13.6

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.88	$0.65	$0.85	$0.33
Loss from discontinued operations	—	(0.08)	(0.01)	(0.08)

Net income	$0.88	$0.57	$0.84	$0.25

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.86	$0.63	$0.83	$0.33
Loss from discontinued operations	—	(0.07)	(0.01)	(0.09)

Net income	$0.86	$0.56	$0.82	$0.24

AVERAGE SHARES OUTSTANDING:
Basic	55.1	55.4	55.6	55.3
Diluted	56.3	56.6	56.8	55.9

CASH DIVIDENDS DECLARED PER SHARE	$0.15	$0.14	$0.30	$0.28

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Net Sales
Residential Heating & Cooling	$413.4	$379.3	$697.6	$625.6
Commercial Heating & Cooling	175.8	162.7	295.4	294.2
Service Experts	167.6	147.2	294.7	251.6
Refrigeration	139.8	122.1	271.2	235.8
Eliminations (A)	(24.5)	(27.3)	(42.7)	(42.7)

	$872.1	$784.0	$1,516.2	$1,364.5

Segment Profit (Loss) (B)
Residential Heating & Cooling	$52.5	$39.3	$59.6	$34.5
Commercial Heating & Cooling	27.8	19.3	31.3	21.3
Service Experts	12.8	8.8	8.2	1.7
Refrigeration	15.3	9.6	30.2	16.1
Corporate and other	(19.6)	(14.7)	(32.8)	(28.6)
Eliminations (A)	(0.3)	—	(0.2)	(0.3)

Subtotal that includes segment profit and eliminations	88.5	62.3	96.3	44.7
Reconciliation to income from continuing operations before income taxes:
Items in losses (gains) and other expenses, net that are excluded from segment profit (C)	6.0	(2.0)	6.2	(4.6)
Restructuring charges	3.2	4.7	10.3	15.9
Interest expense, net	3.1	2.0	5.6	3.9
Other expense, net	0.1	0.1	0.1	0.1

Income from continuing operations before income taxes	$76.1	$57.5	$74.1	$29.4

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:
     Excluding:
•	Special product quality adjustment.

•	Items within Gains and/or losses and other expenses, net that are noted in (C).

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.

(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit are net change in unrealized gains and/or losses on open future contracts, discount fee on accounts sold, realized gains and/or losses on marketable securities, special legal contingency charge, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61.9	$124.3
Restricted cash	23.8	—
Accounts and notes receivable, net of allowances of $16.0 and $15.6 in 2010 and 2009, respectively	458.0	357.0
Inventories, net	338.4	250.2
Deferred income taxes	39.1	34.9
Other assets	48.3	67.5

Total current assets	969.5	833.9
PROPERTY, PLANT AND EQUIPMENT, net	318.2	329.6
GOODWILL	253.8	257.4
DEFERRED INCOME TAXES	66.4	74.6
OTHER ASSETS, net	59.3	48.4

TOTAL ASSETS	$1,667.2	$1,543.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$6.1	$2.2
Current maturities of long-term debt	0.5	35.5
Accounts payable	314.7	238.2
Accrued expenses	315.4	317.9
Income taxes payble	7.1	—

Total current liabilities	643.8	593.8
LONG-TERM DEBT	349.6	193.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	13.2	13.4
PENSIONS	69.0	66.7
OTHER LIABILITIES	69.0	71.8

Total liabilities	1,144.6	939.5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 86,026,162 shares and 85,567,485 shares issued for 2010 and 2009, respectively	0.9	0.9
Additional paid-in capital	850.9	839.1
Retained earnings	588.8	558.6
Accumulated other comprehensive loss	(25.1)	(0.8)
Treasury stock, at cost, 31,589,468 shares and 29,292,512 shares for 2010 and 2009, respectively	(892.9)	(793.4)

Total stockholders’ equity	522.6	604.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,667.2	$1,543.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Income From Continuing Operations to Adjusted Income From Continuing Operations

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Income from continuing operations, a GAAP measure	$48.7	$35.9	$47.4	$18.2
Restructuring charges, after tax	2.1	3.4	6.7	10.9
Special legal contingency charge, after-tax (a)	2.9	—	2.9	—
Net change in unrealized losses (gains) on open future contracts, after tax (a)	0.8	(1.3)	0.8	(3.1)
Other items, net, after tax (a)	0.2	—	0.3	—

Adjusted income from continuing operations, a non-GAAP measure	$54.7	$38.0	$58.1	$26.0

Income per share from continuing operations — diluted, a GAAP measure	$0.86	$0.63	$0.83	$0.33
Restructuring charges	0.04	0.06	0.12	0.19
Special legal contingency charge (a)	0.05	—	0.05	—
Net change in unrealized losses (gains) on open future contracts and other items, net (a)	0.02	(0.02)	0.02	(0.05)

Adjusted earnings per share from continuing operations — diluted, a non-GAAP measure	$0.97	$0.67	$1.02	$0.47

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations

	For The Three Months		For The Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Components of Losses (gains) and other expenses, net (pre-tax):
Realized (gains) losses on settled future contracts (a)	(0.4)	1.3	(0.8)	3.3
Special legal contingency charge (c)	4.5	—	4.5	—
Foreign currency exchange loss (a)	0.1	1.5	—	1.3
(Gain) loss on disposal of fixed assets (a)	—	(0.1)	0.1	(0.1)
Discount fee on accounts sold (b)	—	0.1	—	0.3
Realized gain on marketable securities (b)	—	—	—	(0.1)
Net change in unrealized losses (gains) on open futures contracts (c)	1.3	(2.5)	1.3	(5.2)
Loss on sale of entity (c)	0.1	—	0.1	—
Other items, net (c)	0.2	0.4	0.3	0.3

Losses (gains) and other expenses, net (pre-tax)	$5.8	$0.7	$5.5	$(0.2)

(a)	Included in segment profit and adjusted income from continuing operations

(b)	Included in adjusted income from continuing operations but excluded from segment profit

(c)	Excluded from segment profit and adjusted income from continuing operations

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the
Year Ended
December 31,
2010
ESTIMATED
Adjusted income per share from continuing operations — diluted	$2.20 - $2.45
Restructuring charges	(0.15)
Special legal contingency charge	(0.05)
Net change in unrealized losses on open futures contracts and other items, net	(0.02)

GAAP income per share from continuing operations — diluted	$1.98 - $2.23

Free Cash Flow

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Net cash provided by (used in) operating activities	$14.3	$66.4	$(26.0)	$82.7
Purchase of property, plant and equipment	(9.0)	(11.7)	(19.7)	(21.6)

Free cash flow	$5.3	$54.7	$(45.7)	$61.1

Operational Working Capital

		June 30,		June 30,
		2010		2009
	June 30,	Trailing	June 30,	Trailing
	2010	12 Mo. Avg.	2009	12 Mo. Avg.
Accounts and Notes Receivable, Net	$458.0		$426.5
Asset Securitization	—		30.0
Allowance for Doubtful Accounts	16.0		20.4

Accounts and Notes Receivable, Gross	474.0	$404.6	476.9	$455.8

Inventories	338.4		267.6
Excess of Current Cost Over Last-in, First-out	71.6		75.4

Inventories as Adjusted	410.0	369.4	343.0	398.5

Accounts Payable	(314.7)	(273.5)	(267.3)	(282.6)

Operating Working Capital (a)	569.3	500.5	552.6	571.7

Net Sales, Trailing Twelve Months (b)	2,999.2	2,999.2	3,062.7	3,062.7

Operational Working Capital Ratio (a / b)	19.0%	16.7%	18.0%	18.7%

Note:	Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Com Free cash flow and operational working capital are also two of several measures used to determine incentive compensation

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing
Twelve
Months to
June 30,
2010
Earnings before interest and taxes (“EBIT”) (a)	$216.1
Depreciation and amortization expense (“DA”) (b)	53.4

EBITDA (EBIT excluding DA) (a + b)	$269.5

Total debt at June 30, 2010 (c)	$356.2

Total debt to EBITDA ratio ((c / (a + b))	1.3

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$216.1
Special product quality adjustment	18.3
Items in gains and other expenses, net that are excluded from segment profit	(0.1)
Impairment of assets	6.4
Restructuring charges	35.9
Other expenses, net	0.1
Interest expense, net	9.9

Income from continuing operations before income taxes (GAAP)	$145.6